              As filed with the Securities and Exchange Commission
                              on November 12, 1996
                                                     Registration No. __________

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                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ABERCROMBIE & FITCH CO.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   31-1469076
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


             Four Limited Parkway, Reynoldsburg, Ohio         43230
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             (Address of principal executive offices)       (Zip Code)


                              ABERCROMBIE & FITCH
                  1996 STOCK PLAN FOR NON-ASSOCIATE DIRECTORS
                  -------------------------------------------
                            (Full title of the plan)

                                SAMUEL P. FRIED
                 Vice President, General Counsel and Secretary
                            Abercrombie & Fitch Co.
                              Four Limited Parkway
                           Reynoldsburg, Ohio  43068
                                 (614) 577-6500
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           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE
=======================================================================================================



                                            Proposed Maximum      Proposed Maximum
Title of Securities   Amount to be          Offering Price per    Aggregate Offering    Amount of
to be Registered      Registered            Share*                Price*                Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock
$0.01 par value          100,000 shares           $22.5625           $2,256,250          $683.71

========================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in the New York Stock Exchange consolidated reporting system as of November 6, 1996.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 3.  Incorporation of Documents By Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) Prospectus contained in the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-8231), filed by the Registrant with the Securities and Exchange Commission (the "Commission") on August 28, 1996.

         (b) All reports, if any, filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since October 1, 1996.

         (c) The description of the Registrant's Class A Common Stock, $.01 par value, set forth in the Registrant's Amendment No.2 to Registration Statement on Form S-l filed with the Commission on August 28, 1996 ("Common Stock").

         All documents filed by the Registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and
15(d) of the Exchange Act, and before the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which such action or suit was brought determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

         The Registrant's Bylaws provide generally that the Registrant shall indemnify its present and past directors and officers to the fullest extent permitted by the laws of Delaware as they may exist from time to time. Directors and officers of the Registrant and its subsidiaries are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal. The Registrant's Bylaws also provide that indemnification thereunder is not exclusive, and the Registrant may agree to indemnify any person as provided therein. The Registrant is a party to indemnification agreements with its directors and officers. The agreements provide that the Registrant will indemnify such directors and officers to the fullest extent permitted by applicable law, and require the Registrant to maintain directors' and officers' liability insurance at the level in effect when the relevant indemnification agreement was executed and to advance expenses upon the request of an officer or director.

         The Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be held personally liable to the Registrant or its stockholders for monetary damages arising from certain breaches of their fiduciary duties. The provision does not insulate directors from personal liability for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not taken in good faith or that involve intentional misconduct or knowing violation of law, (iii) transactions in which the director derives any improper personal benefit or (iv) unlawfully voting to pay dividends or to repurchase or redeem stock.

         The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies and specified deductible provisions.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         See Exhibit Index on page 6.

Item 9.  Undertakings.

         (a) Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i)  To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events
                      arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect
                       to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.


     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report under Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Filing of Registration Statement on Form S-8.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reynoldsburg, State of Ohio, on November 7, 1996.

                                ABERCROMBIE & FITCH CO.
                               (The Registrant)

                               By /s/ Kenneth B. Gilman
                                 -----------------------
                                 Kenneth B. Gilman,
                                 Vice Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 7, 1996.

Signature                         Title
---------                         -----

     *                            Chairman of the Board
----------------------
Leslie H. Wexner

/s/ Kenneth B. Gilman             Vice Chairman of the Board
----------------------
Kenneth B. Gilman


     *                            President, Chief Executive
----------------------            Officer and Director
Michael S. Jeffries               (principal executive officer)


     *                            Vice President-Chief Financial Officer
----------------------            (principal financial and
Seth R. Johnson                   accounting officer)


     *                            Director
----------------------
E. Gordon Gee

     *                            Director
----------------------
Donald B. Shackelford

     *                            Director
----------------------
Roger D. Blackwell

     *Kenneth B. Gilman, by signing his name hereto, signs this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.


                               By /s/ Kenneth B. Gilman
                                 -------------------------
                                   Kenneth B. Gilman,
                                   Attorney-in-Fact

                                EXHIBIT INDEX
                                -------------


     The following exhibits are filed as part of this Registration Statement:


                                   Exhibit
                                   -------


4.1 Form of Amended as Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 of the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-8231), filed by the Registrant with the Securities and Exchange Commission on August 28, 1996.

4.2  Form of Bylaws of the Registrant incorporated by reference to
     Exhibit 3.1 of the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-8231), filed by the Registrant with the Securities and Exchange Commission on August 28, 1996.

4.3  Copy of the Abercrombie & Fitch Co. 1996 Stock Plan for
     Non-Associate Directors.

5.1 Legal opinion of Samuel P. Fried, Esq., Vice President, General Counsel and Secretary of the Registrant.

23.1 Consent of Coopers & Lybrand L.L.P..

23.2 Consent of Samuel Fried, Vice President, General Counsel and
     Secretary of the Registrant (included in the opinion filed as Exhibit 5.1).

24   Powers of Attorney.